UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

PARKERVISION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PARKERVISION, INC.

4446-1A Hendricks Avenue, Suite 354

Jacksonville, Florida 32207

___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 30, 2025

___________

Notice is hereby given that the 2025 annual meeting of shareholders (the “Annual Meeting”) of ParkerVision, Inc. (the “Company”, “we” or “our”), will be held September 30, 2025 at 11:00 a.m. Eastern Time.  You may attend the Annual Meeting online at www.virtualshareholdermeeting.com/PRKR2025.

To participate in the Annual Meeting, you will need your 16-digit control number included with the notice of internet availability of proxy materials or proxy card. Instructions on how to attend and participate in the Annual Meeting online can be found at www.proxyvote.com or at www.virtualshareholdermeeting.com/PRKR2025. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

At the Annual Meeting, the Company's shareholders will vote on the following proposals:

1.	To elect two Class III directors until the term of our Class III directors ends in 2028;
2.	To ratify the selection of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
3.	To approve, on an advisory basis, the Company’s named executive officer compensation (“Say on Pay”);
4.	To select, on an advisory basis, the frequency of future advisory votes on the Company’s named executive officer compensation (“Say on Frequency"); and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

 The board of directors has fixed the close of business on August 4, 2025, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to ensure the presence of a quorum, whether or not you expect to attend the Annual Meeting online, please vote your shares by proxy as promptly as possible. You may revoke your proxy if you so desire at any time before it is voted.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 30, 2025: The Company’s proxy statement and annual report to security holders will be available on or about August 18, 2025 at https://www.proxyvote.com.

By Order of the Board of Directors

Cynthia French

Chief Financial Officer and Corporate Secretary

Jacksonville, Florida

August 18, 2025

PARKERVISION, INC.

___________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 30, 2025

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the accompanying proxy materials are being furnished to our shareholders in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2025 annual meeting of shareholders (the “Annual Meeting”) to be held Tuesday, September 30, 2025, at 11:00 a.m. Eastern Time for the following purposes:

1.	to elect two Class III directors until the term of our Class III directors ends in 2028, and until their respective successors are duly elected and qualified;

2.	to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to approve, on an advisory basis, the Company's named executive officer compensation ("Say on Pay");

4.	to approve, on an advisory basis, the frequency of future advisory votes on the Company's named executive officer compensation ("Say on Frequency"); and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/PRKR2025 and will begin promptly at 11:00 a.m. Eastern Time.  We encourage you to access the Annual Meeting prior to the start time.  Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.  This proxy statement and the accompanying proxy materials will be sent or made available to shareholders on or about August 18, 2025.

Record Date and Voting Securities

Our Board has fixed the close of business on August 4, 2025, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  As of August 4, 2025, we had issued and outstanding 120,116,916 shares of common stock, par value $.01 per share, our only class of voting securities outstanding.  Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting

There are several different methods shareholders can use to vote their shares:

1.

By Internet: You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email;

2.

By Telephone: If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received.  If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

3.

By Mail: If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

4.

During the Annual Meeting: You may vote virtually via the internet during the Annual Meeting.  If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/PRKR2025.

Shareholders of Record and Shareholders Who Hold Shares in “Street Name”

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are the shareholder of record.  If your shares of common stock are held for you in the name of your broker, bank or other nominee, your shares are held in “street name.”

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.  If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions.

If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf with respect to the election of our directors unless it receives voting instructions from you.  To ensure that your vote is counted, please (i) communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, (ii) obtain a legal proxy and vote online using the instructions posted on the internet, (iii) or obtain a legal proxy and arrange to vote online during the Annual Meeting using the instructions posted at www.virtualshareholdermeeting.com/PRKR2025.

Proxies and Revocation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  By giving your proxy, you are appointing as your proxies the persons that have been designated by our Board. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your instructions.  If no instructions are given, proxies given by a shareholder will be voted “FOR” the election of the director nominees, “FOR” the ratification of the appointment of Frazier & Deeter, LLC. ("Frazier Deeter") as our independent registered public accounting firm, “FOR” approval, on an advisory basis, of named executive officer compensation, and “FOR” a frequency of every two years for the Say on Pay vote.  With respect to any other proposal that properly comes before the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion, to the extent permitted by applicable laws and regulations.

Any proxy may be revoked by (i) submitting a written notice of revocation that is received by our Corporate Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting virtually and voting online.  Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy. Shareholders may send written notice of revocation to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Quorum and Required Vote

The presence, in person, (including virtual attendance at the Annual Meeting) or by proxy, of a majority of the votes entitled to be cast will constitute a quorum.  As of the record date, there were 120,116,916 shares of our common stock outstanding and entitled to vote.  Accordingly, a quorum will be present if 60,058,459 shares are present in person or represented by executed proxies timely received.

Shares present virtually at the Annual Meeting will be considered shares represented in person.  Once a share is represented for any matter at the meeting, it will be counted as present for purposes of determining a quorum for the remainder of the meeting and for any adjournments, even if the holder abstains from voting on one or more matters.

A proxy may indicate that all or a portion of the shares represented are not being voted (“withhold” with respect to the election of directors, or "abstain" with respect to other proposals) on a particular matter. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”).  The shares subject to a proxy that are not being voted on a particular matter because of a withhold, an abstention, or a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

Director Election. The directors will be elected by a plurality of the votes cast at the Annual Meeting.  “Plurality” means that the nominees who receive the highest number of votes "FOR" their election will be elected as our directors, regardless of whether they receive a majority of votes cast.  Shares voted "WITHHOLD" for a nominee and broker non-votes will not be counted as votes cast for that nominee and will have no effect on the outcome of the election.  Shareholders do not have cumulative voting rights for directors under our articles of incorporation and bylaws or under Florida law.  This proposal is generally treated by brokerage firms as a matter on which brokers do not have discretionary voting authority without instructions from the beneficial owner.  If no instructions are given, the shares will be recorded as broker non-votes, which will have no effect on the outcome.

Ratification of the Appointment of Frazier & Deeter, LLC as our Independent Registered Public Accounting Firm. The ratification of the appointment of Frazier Deeter as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Abstentions have the same effect as a vote "AGAINST" the proposal.  This proposal is generally treated by brokerage firms as a matter on which brokers have discretionary voting authority.  Therefore, broker non-votes are not expected for this proposal, but to the extent any occur, they will have no effect on the outcome.

Advisory Approval of Named Executive Officer Compensation (“Say on Pay”). The advisory approval of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Abstentions will have the same effect as a vote "AGAINST" the proposal. This proposal is generally treated by brokerage firms as a matter on which brokers do not have discretionary voting authority without instructions from the beneficial owner. If no instructions are given, the shares will be recorded as broker non-votes, and will have no effect on the outcome. The results of the Say on Pay vote are advisory and non-binding on our Board.

Advisory Approval of the Frequency of Advisory Vote on Named Executive Officer Compensation (“Say on Frequency”).  The option—every one, two, or three years—that receives the plurality of the votes of the shares present and entitled to vote at the Annual Meeting with respect to this proposal will constitute the shareholders’ non-binding selection for the frequency of future Say on Pay votes. Abstentions will not be counted in favor of any option and will have no effect on the outcome. This proposal is generally treated by brokerage firms as a matter on which brokers do not have discretionary voting authority without instructions from the beneficial owner. If no instructions are given, the shares will be recorded as broker non-votes, and will have no effect on the outcome. The results of the Say on Frequency vote are advisory and non-binding on our Board.

Other Matters. All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, unless the governing corporate law, our amended and restated articles of incorporation or our bylaws require otherwise.  Abstentions have the same effect as a vote "AGAINST" any such matter.  Such matters are generally treated by brokerage firms as items on which brokers do not have discretionary voting authority without instructions from the beneficial owner. If no instructions are given, the shares will be recorded as broker non-votes, and will have no effect on the outcome.

Appraisal Rights

No appraisal rights are available under Florida law, our amended and restated articles of incorporation or our bylaws if you dissent from or vote against any of the proposals to be presented at the Annual Meeting.

Solicitation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  Our officers and other employees, without additional remuneration, may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the internet, solicitations may be made personally or by email or telephone, as well as by public announcement.  We will bear the cost of this proxy solicitation. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”), which contains our audited financial statements, is being sent or made available to our shareholders along with this proxy statement.  We will provide you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if a request is sent in writing to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

PROPOSAL I: ELECTION OF DIRECTORS

General

Our Board is divided into three classes with only one class of directors typically being elected each year and each class serving a three-year term.  The term of office of our Class III directors expires at this year’s Annual Meeting.  Our current Class III directors are Paul A. Rosenbaum and Robert G. Sterne. Our Board has nominated Messrs. Rosenbaum and Sterne to serve as our Class III directors until their terms expire at the 2028 annual meeting.

Messrs. Rosenbaum and Sterne have agreed to be named in this proxy statement and to serve as directors if elected.  Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of the nominees.  In case any nominee becomes unavailable for election to the Board, an event which is not anticipated, the persons appointed as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person(s) in accordance with their judgment.

During 2024, our Board was comprised of five members.  Following the resignation of Sanford M. Litvack, a Class I director, in April 2025, the remaining directors determined that a Board size of four was appropriate given the size of our operations and accordingly, reduced the Board size to four in accordance with our by-laws.

Directors and Director Nominees

Name	Age	Position with the Company
Jeffrey L. Parker	68	Class I Director, Chairman of the Board and Chief Executive Officer
Paul A. Rosenbaum	82	Class III Director, Audit Committee Chair, Compensation Committee Member
Robert G. Sterne	73	Class III Director
Lewis H. Titterton	81	Class II Director, Audit Committee Member, Compensation Committee Chair

Jeffrey L. Parker, Class I Director

Jeffrey Parker has been the chairman of our Board and our chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998.  From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research, development, manufacturing, and sales and marketing for the heating, ventilation and air conditioning industry.  Mr. Parker is a named inventor on 31 U.S. patents. Among other qualifications, as chief executive officer, Mr. Parker has relevant insight into our operations, our industry, and related risks as well as experience bringing disruptive technologies to market.

Paul A. Rosenbaum, Class III Director Nominee

Paul A. Rosenbaum has been a director of ours since December 2016, a member of our audit committee since September 2018, and a member of our compensation committee since April 2023.  Mr. Rosenbaum has extensive experience as a director and executive officer for both public and private companies in a number of industries.  Since 1994, Mr. Rosenbaum has served as chief executive of SWR Corporation, a privately held corporation that designs, sells, and markets specialty industrial chemicals.  Since 2009, Mr. Rosenbaum has been a member of the Providence St. Vincent Medical Foundation Council of Trustees and previously served as president of the Council.  In addition, from September 2000 until June 2009, Mr. Rosenbaum served as chairman and chief executive officer of Rentrak Corporation (“Rentrak”), a Nasdaq publicly traded company that provides transactional media measurement and analytical services to the entertainment and media industry.  From June 2009 until July 2011, Mr. Rosenbaum served in a non-executive capacity as chairman of Rentrack.  From 2007 until 2016, Mr. Rosenbaum served on the Board of Commissioners for the Port of Portland, including as vice chairman from 2012 to 2016. In September 2017, Mr. Rosenbaum was appointed to the Board of Commissioners for the Oregon Liquor Control Commission and  served as chairman through January 2023.

Mr. Rosenbaum was chief partner in the Rosenbaum Law Center from 1978 to 2000 and served in the Michigan Legislature from 1972 to 1978, during which time he chaired the Michigan House Judiciary Committee, was legal counsel to the Speaker of the House of the state of Michigan and wrote and sponsored the Michigan Administrative Procedures Act.  Additionally, Mr. Rosenbaum served on the National Conference of Commissioners on Uniform State Laws, as vice chairman of the Criminal Justice and Consumer Affairs Committee of the National Conference of State Legislatures, and on a committee of the Michigan Supreme Court responsible for reviewing local court rules. Among other qualifications, Mr. Rosenbaum has extensive experience as a director and executive officer of a publicly held corporation and has relevant insights into operations and our litigation strategies.

Robert G. Sterne, Class III Director Nominee

Robert Sterne has been a director of ours since September 2006 and also served as a director of ours from February 2000 to June 2003.  Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys.  Mr. Sterne has co-authored numerous publications related to patent litigation strategies. He has received multiple awards for contributions to intellectual property law including Law 360’s 2016 Top 25 Icons of IP and the Financial Times 2015 Top 10 Legal Innovators in North America. Among other qualifications, Mr. Sterne has an in-depth knowledge of our intellectual property portfolio and patent strategies and is considered a leader in best practices and board responsibilities concerning intellectual property.

Lewis H. Titterton, Class II Director

Lewis Titterton was appointed to our Board in June 2023 and has been a member of our audit and compensation committees since November 2023.  He previously served on our Board, and was a member of our audit committee, from September 2018 to April 2019 when he resigned due to family medical reasons.  Mr. Titterton has served on the board of directors of Anixa Biosciences (“ANIX”), a Nasdaq biotech company, since July 2017, including as lead independent director since July 2018 and chairman of the board from 2012 to 2016.  His background is in high technology with an emphasis on health care and he was the chairman of the board of directors of NYMED, Inc., a diversified health services company, from 1989 until October 2018.  Mr. Titterton founded MedE America, Inc. in 1986 and was the chief executive officer of Management and Planning Services, Inc. from 1978 to 1986.  He holds an MBA from the State University of New York at Albany, and a B.A. degree from Cornell University.  Mr. Titterton has extensive experience as an executive and director of a publicly held corporation and, with a background in biotech, has an in-depth understanding of the unique challenges that parallel those of an innovative technology company.

Voting Standard

Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the highest number of votes "FOR" their election will be elected, even if they receive less than a majority of the votes cast.  "Votes cast" refers only to votes "FOR" or "WITHHOLD" for a nominee; broker non-votes are not considered votes cast and will have no effect on the outcome of the election.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE CLASS III DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board believes are “best practices.”  A copy of our Corporate Governance Guidelines is available upon request to our Secretary or may be viewed or downloaded from our website at http://www.parkervision.com/investor-relations/corporate-governance/.

Leadership Structure

The decision as to who should serve as Chairman of the Board, who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is the responsibility of our Board.  The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs.  Our Board does not believe that our size or the complexity of our operations warrant a separation of the Chairman of the Board and Chief Executive Officer functions.  Furthermore, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board promotes leadership and direction for the Board and for executive management, as well as allowing for a single, clear focus for the chain of command.

Accordingly, the Board believes that the most effective leadership structure for us at this time is for Mr. Parker to serve as both Chairman of the Board and Chief Executive Officer.  Mr. Parker is one of our founders and has been our Chairman of the Board and our Chief Executive Officer since our inception in August 1989.  The Board believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of our strategic plan.  Mr. Parker’s leadership, in both his Chairman of the Board and Chief Executive Officer roles, continues to ensure that we remain dedicated to and focused on both our short and long-term objectives.  While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

Although our common stock is quoted on the OTCQB Venture Market (“OTCQB”), we follow the rules of Nasdaq Stock Market (“Nasdaq”) in determining if a director is independent.  The Board also consults with our counsel to ensure that the Board’s determinations is consistent with the Nasdaq rules and all other relevant securities and other laws and regulations regarding independence of directors. The Board has affirmatively determined that each of Messrs. Titterton, Rosenbaum, and Sterne are independent directors.

Risk Management and Board Oversight

The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations.  Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements.  In evaluating risk, the Board and its committees consider whether our management adequately identifies material risks in a timely manner and implements appropriately responsive risk management strategies throughout the organization.  The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking. Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2024, our Board met 10 times and acted by unanimous consent three times.  All of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served.  The directors are strongly encouraged to attend meetings of shareholders.  Two of our directors attended our 2024 annual meeting of shareholders.

During the fiscal year ended December 31, 2024, the Board had two separately standing committees, the audit committee and the compensation committee.  The committees are composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, the committees each have a written charter, a copy of which is available free of charge at http://www.parkervision.com/investor-relations/corporate-governance/.

Audit Committee

Messrs. Rosenbaum, Litvack and Titterton served on our audit committee during 2024 with Mr. Rosenbaum serving as the chairperson.  During the fiscal year ended December 31, 2024, the audit committee met four times.  The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the performance, qualifications, and independence of our independent registered public accounting firm.  The audit committee also reviews and recommends to the Board whether or not to approve transactions between us and an officer, director, or other related party.  The purpose and responsibilities of our audit committee are set forth in full in the committee’s charter.  The report of the audit committee is included on page 19 of this proxy statement.

Audit Committee Financial Expert

The Board has determined that each of the audit committee members qualify as financial experts within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and are independent as determined in accordance with the rules of Nasdaq for audit committee members.

Compensation Committee

Messrs. Titterton, Litvack and Rosenbaum served on our compensation committee during 2024 with Mr. Titterton serving as the chairperson.  During the fiscal year ended December 31, 2024, the compensation committee met one time and acted by unanimous consent one time.  The functions of the compensation committee include oversight of the development, implementation, and effectiveness of our compensation philosophy, policies and strategies and oversight of the regulatory compliance and reporting requirements with respect to compensation and related matters. Our compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based and other compensation plans, policies and programs.  When applicable, the compensation committee also is responsible for discussing and reviewing with management the compensation discussion and analysis that we include in our filings with the SEC. The purpose and responsibilities of our compensation committee are set forth in full in the committee’s charter included on our website at www.parkervision.com.

Compensation Committee Policies and Procedures

The compensation committee typically reviews the elements of compensation for our executive officers annually and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus, and equity compensation.  The compensation committee also makes recommendations to the Board with respect to compensation plans, policies and programs, administers our equity incentive plans and executive officers’ performance bonus plans, and prepares the compensation committee report for our annual proxy statement, if applicable.

Our Chief Executive Officer occasionally attends the compensation committee’s meetings, at the request of the compensation committee.  To assist the compensation committee in making its compensation determinations, our Chief Executive Officer evaluates the performance of the other executive officers and key employees and makes recommendations regarding their compensation to the committee for its consideration and determination. In addition, the Chief Executive Officer and Chief Financial Officer make recommendations to the committee with regard to overall pay strategy including program designs, annual incentive plan design, and long-term incentive plan design for all employees. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer is not present for any discussions of his own compensation.

The compensation committee retains sole authority to engage compensation consultants including determining the nature and scope of services, approving the amount of compensation for those services, and receiving the analyses resulting from those services.   The compensation committee assesses the independence of any consultants pursuant to SEC and Nasdaq rules. In December 2024, the compensation committee engaged a compensation consultant, Alliant Human Capital ("Alliant") to evaluate executive and non-employee director compensation.

Director Nomination Process

The Board does not have a separate nominating committee. Instead, each of our independent directors participates in the consideration of director nominees.  The Board determined that, due to the small size of the Board, full participation of the independent directors in consideration of director nominees is appropriate.  All of our directors, with the exception of Mr. Parker, are independent.

The Board considers for nomination as directors those persons identified by its members, management, shareholders, potential investors, investment bankers and others with the objective of having a Board with diverse perspectives and skills.  The committee does not distinguish among nominees recommended by shareholders and other persons.  Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of people that can best implement our business plan, perpetuate our business, and represent shareholder interests.

The Board is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director are selected on the basis of, among other things, experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness and ability to devote adequate time to Board duties.  Nominees for director are assessed based on the needs of the Board at that point in time and with an objective of ensuring diversity in background, experience, and viewpoints of Board members.  Though the committee does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates.

Shareholders and others wishing to suggest candidates to the nominating committee for consideration as directors must submit written notice to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, who will provide it to the Board.  We also have a method by which shareholders may nominate persons as directors, which is described in the section “Shareholder Proposals and Nominations” on page 29 of this proxy statement.  We did not receive any recommendations or nominations from shareholders for this Annual Meeting.

Code of Ethics

The Board has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the SEC and others.  A copy of the code of ethics may be found on our website at http://www.parkervision.com/investor-relations/corporate-governance/.

Shareholder Communications

Shareholders may contact the Board or individual members of the Board by writing to them in care of the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.  The Corporate Secretary will forward all correspondence received to the Board or the applicable director from time to time.  This procedure was approved by our independent directors.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants of the Company and its subsidiaries from entering into transactions involving short sales, hedging, or other monetization transactions that have the effect of permitting such persons to continue to own our securities without bearing the full risks and rewards of such ownership.

Compensation of Outside Directors

The Board compensation program consists exclusively of equity-based compensation, generally awarded annually, in the form of nonqualified stock options, RSUs, or a combination thereof.  The program specifies that the grant date fair value of non-employee director awards shall not exceed $80,000 annually for Board service, with up to $20,000 in additional equity-based compensation allowed for committee service.  Equity-based Board compensation vests over a one-year period, generally quarterly and expires no more than seven years after the grant date.  Unvested director equity compensation awards are forfeited upon a director's termination of service for any reason.

On February 1, 2024, each of our non-employee directors was awarded 275,000 five-year nonqualified stock options at an exercise price of $0.20 per share.  Each award had a grant-date fair value of approximately $51,000. No additional shares were awarded for committee service. The options vested over four equal quarterly increments commencing May 1, 2024, and expire on February 1, 2029.

In January 2025, the compensation committee delayed its annual non-employee director compensation awards pending review of the Alliant report on independent director compensation.   On July 3, 2025, each of our non-employee directors were awarded, at their discretion, either (i) 275,000 restricted share units (“RSUs”) or (ii) 300,000 nonqualified share options with an exercise price of $0.29 per share for 2025 director compensation.  The awards vest 50% upon grant and 50% on December 31, 2025.  Each of the director awards has a grant-date fair value of approximately $80,000 which aligned with the Alliant recommendations.

We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings where applicable and we encourage participation in relevant educational programs for which we reimburse all or a portion of the costs incurred for these purposes.  Directors who are also our employees are not compensated for serving on our Board.  Information regarding compensation otherwise received by our directors who are also named executive officers is provided under “Executive Compensation.”

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2024.

Name	Stock Awards($)	Option Awards($) [1]	Total ($)
(a)	(b)	(c)	(d)
Sanford Litvack [2]	$-	$50,746	$50,746
Paul Rosenbaum 3	-	50,746	50,746
Robert Sterne 3	-	50,746	50,746
Lewis Titterton 4	-	50,746	50,746

1

The amounts represented in column (c) represent the full grant date fair value of share-based awards in accordance with ASC 718.  Refer to Note 14 of the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of stock awards.

2

At December 31, 2024, Mr. Litvack had an aggregate of 1,175,000 nonqualified stock options outstanding, of which 1,106,250 were exercisable.  Mr. Litvack's options were fully vested at the time of his resignation from the Board in April 2025.

3	At December 31, 2024, Messrs.Rosenbaum and Sterne each had 2,330,000 nonqualified stock options outstanding, of which 2,261,250 were exercisable.
4	At December 31, 2024, Mr. Titterton had 937,500 nonqualified stock options outstanding, of which 568,750 were exercisable.

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position with the Company
Jeffrey Parker	68	Chairman of the Board and Chief Executive Officer (“CEO”)
Cynthia French	58	Chief Financial Officer and Corporate Secretary (“CFO”)

Jeffrey Parker has served as our chairman and chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998. Refer to Mr. Parker’s biography set forth above in the section entitled “Proposal I – Election of Directors.”

Cynthia French has been our chief financial officer since June 2004 and our corporate secretary since August 2007.  From March 1994 to June 2004, Ms. French was our controller and our chief accounting officer.  Ms. French has been a certified public accountant in the state of Florida since 1989.

Summary Compensation Table

The following table summarizes the total compensation of each of our “named executive officers” as defined in Item 402(m) of Regulation S-K (the “Executives”) for the fiscal years ended December 31, 2024, and 2023.  Given the complexity of disclosure requirements concerning executive compensation, and in particular with respect to the standards of financial accounting and reporting related to equity compensation, there is a difference between the compensation that is reported in this table versus that which is actually paid to and received by the Executives.  The amounts in the Summary Compensation Table that reflect the full grant date fair value of an equity award, do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)2	Option Awards ($)	All Other ($)	Total ($)
Jeffrey Parker, CEO	2024	$260,000	$350,000	$-	$-	$24,000	$634,000
	2023	260,000	111,000	60,020	-	24,000	455,020
Cynthia French, CFO	2024	180,000	100,000	-	-	-	280,000
	2023	180,000	45,000	-	-	-	225,000

1	Bonuses for 2024 performance were approved by the compensation committee and paid in January 2025.
2

The amounts represented in column (e) represent the full grant date fair value of equity awards in accordance with ASC 718.  Refer to Note 14 to the consolidated financial statements for the year ended December 31, 2024, included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of equity awards.

3	Represents an annual automobile allowance paid in biweekly increments.

Narrative to Summary Compensation Table

Base Salaries and Discretionary Bonuses

The base salaries of our named executive officers, and other key employees, were reduced by approximately 20%, on a voluntary basis, in September 2018 in connection with significant cost reduction measures.  Until April 2025, base salaries were maintained at those reduced levels.  From time to time, our compensation committee will award discretionary cash and/or equity-based bonuses that take into consideration these prior base salary reductions as well as the individual's performance and contribution to the corporate goals.

In January 2025, our compensation committee approved the payment of discretionary cash bonuses for fiscal year 2024 for Mr. Parker and Ms. French in the amounts of $350,000 and $100,000, respectively.  These bonuses were awarded in recognition of the officers' significant contribution to our strategic initiatives, including Mr. Parker's leadership in overseeing our patent litigation efforts and supporting our financial stability and Ms. French's role in maintaining compliance with regulatory requirements and reducing costs associated with outside professional services.  The bonuses also partially offset the voluntary 20% base salary reductions since 2018 as part of the officers' efforts to support the Company during a period of significant challenges.  The bonuses reflect the compensation committee's intent to appropriately compensate these executives for their leadership and sustained commitment to advancing the Company's goals.

In April 2025, our compensation committee approved an increase in base compensation for Mr. Parker, from $260,000 to $400,000 and an increase in base compensation for Ms. French from $180,000 to $250,000.  The compensation committee considered a similarly sized peer group (“Peer Group”) developed by Alliant in its evaluation of base salaries for its named executive officers and established base compensation that fell below the 50th percentile when compared to the Peer Group.

Employment and Non-Compete Agreements

We do not have employment agreements in place for our executives.  We do have non-compete arrangements in place with all of our employees, including our executives, that impose post-termination restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company, and (iii) soliciting or accepting business from our customers.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and other benefit plans to the same extent as our other full-time employees.  We generally do not provide our named executive officers with perquisites or other personal benefits that are not afforded to all full-time employees, with the exception of a $24,000 annual vehicle allowance provided for our chief executive officer.

Policies and Practices Related to the Grant of Equity Awards

From time to time, we grant equity awards, including stock options, to our employees, including our named executive officers.  Historically, we have typically granted new-hire option awards on a new hire's employment start date.  Also, non-employee directors have historically received annual equity awards during or about the first month of each calendar year, pursuant to our non-employee director compensation policy.  We do not otherwise maintain any written policies on the timing of our equity awards.  Our compensation committee considers whether there is any material nonpublic information ("MNPI") about our company when determining the timing of equity awards and does not seek to time the grant of equity awards in relation to our public disclosure of MNPI.  We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. During the year ended December 31, 2024, we did not grant any stock option or other equity awards to our named executive officers.

In April 2025, the compensation committee approved the modification of nonqualified options held by its named executive officers in order to extend the expiration date of the options from January 11, 2026 to January 11, 2031.  The modified options include 8,000,000 options awarded to the CEO and 1,000,000 options awarded to the CFO on January 11, 2021, with exercise prices of $0.54 per share and an original term of five years. The options were fully vested as of the modification date and the Company recorded a one-time charge to share-based compensation of approximately $1.9 million in connection with the modification of these awards.  The extension of the expiration date is the only modification made to these awards and no additional securities were issued.

Independent Compensation Consultant

In December 2024, our compensation committee retained an independent consultant to conduct a competitive review and assessment of our executive compensation program and to make recommendations for both our executive compensation and non-employee director compensation programs on a going forward basis.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, unvested stock and equity incentive awards, as of December 31, 2024, for each of our Executives:

	Option Awards
	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Name	(a)		(b)	(c)	(d)
Jeffrey Parker	2,660,000	1,4	-	0.17	8/7/2026
	8,000,000	2	-	0.54	1/11/2026 5
Cynthia French	870,550	1	-	0.17	8/7/2026
	150,000	3	-	0.33	2/9/2027
	1,000,000	2	-	0.54	1/11/2026 5

1	Options vested over eight equal quarterly periods from September 1, 2019 to June 1, 2021.
2	Options vested over eight equal quarterly periods from March 31, 2021 to December 31, 2022.
3	Options vested 50% on grant date and the remaining 50% over four equal quarterly periods from May 9, 2020 to May 9, 2021.
4	Number of securities underlying exercisable options is net of 3.3 million share options gifted for no consideration by Mr. Parker in January 2021.
5	In April 2025, the expiration date of the option was extended by five years to January 11, 2031. No other terms of the option were modified.

Potential Payouts Upon Termination or Change in Control

Our standard equity compensation award agreements provide for acceleration of unvested equity awards under certain conditions.   Upon the death or disability of an Executive, 50% of any unvested portion of an outstanding equity award shall immediately vest and become exercisable.  Upon a change in control of the Company, without authorization or approval of our Board, 100% of unvested awards shall immediately vest and become exercisable.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer ("PEO") and Non-PEO named executive officers ("Non-PEO NEOs") and Company performance for the fiscal years ended December 31, 2024, 2023 and 2022.  The Board did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

In determining the "compensation actually paid" ("CAP") to our PEO and Non-PEO NEOs, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table ("SCT") in previous years, as the SEC's valuation methods for this section differ from those required in the SCT.  The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the fiscal years ended December 31, 2024, 2023 and 2022.  Given the complexity with respect to the standards of financial accounting and reporting related to equity compensation, the adjustments related to the fair value of equity awards in the calculation of CAP do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid for PEO 2	Average Summary Compensation Table Total for Non-PEO NEO 1	Average Compensation Actually Paid to Non-PEO NEO 2	Value of Initial Fixed $100 Investment Based on Total Shareholder Return 3	Net Income (Loss) in thousands
2024	$634,000	$634,000	$280,000	$280,000	$95.38	$(14,472)
2023	$455,020	$455,020	$225,000	$225,000	$17.39	$9,515
2022	$284,000	$(2,389,000)	$230,000	$(104,000)	$25.00	$(9,813)

1	The Company's PEO for each of the years presented was Jeffrey Parker. The Company's only Non-PEO NEO for each of the years presented was Cynthia French, Chief Financial Officer.
2	CAP is computed in accordance with Item 402(v) of Regulation S-K, but does not reflect the actual compensation earned by or paid to the PEO or Non-PEO NEO during the applicable year. This calculation determines the value of awards at the date they vest, but does not consider the impact of changes in the value of those outstanding vested awards from year to year. The "Adjustments to Determine Compensation Actually Paid" table below reflects the exclusions and inclusions of certain equity values for the PEO and Non-PEO NEO calculated in accordance with ASC 718.
3	Assumes a $100 fixed investment as of year-end 2021 and continuing through year-end 2022, 2023 and 2024, respectively.

Adjustments to Determine Compensation Actually Paid to PEO and NEOs

	2024		2023		2022
	PEO	Average Non- PEO NEO	PEO	Average Non- PEO NEO	PEO	Average Non- PEO NEO

Summary Compensation Table (SCT) Totals for PEO and Non-PEO NEOs	$634,000	$280,000	$455,020	$255,000	$284,000	$230,000
Add (Subtract)
Fair value of equity awards granted during the year from the SCT	-	-	(60,020)	-	-	(30,000)
Year-End fair value of unvested equity awards granted in year	-	-	-	-	-	-
Fair value of equity awards vested and granted during the year	-	-	60,020	-	-	30,000
Change in fair value of unvested awards granted in prior years	-	-	-	-	-	-
Change in fair value of vested awards granted in prior years	-	-	-	-	(2,673,000)	(334,000)
Total adjustments	-	-	-	-	(2,673,000)	(334,000)
Compensation Actually Paid	$634,000	$280,000	$455,020	$255,000	$(2,389,000)	$(104,000)

Description of Relationship Between CAP and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

PEO and Average Non-PEO Compensation Actually Paid
Versus Net Income (Loss)
Compensation Actually Paid (in thousands)
Net Loss (in thousands)
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
-$2,500
-$3,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
($20,000)
$(2,389)
$(104)
$(9,813)
$455
$225
$9,515
$634
$280
$(14,472)
2022
2023
2024
PEO
Non PEO
Net Income (Loss)

AUDIT COMMITTEE REPORT

Pursuant to the charter of the audit committee, the audit committee’s responsibilities include, among other things:

●	annually reviewing and reassessing the adequacy of the audit committee’s formal charter;

●

reviewing and discussing our annual audited financial statements, our interim financial statements, and the adequacy of our internal controls and procedures with our management and our independent registered public accounting firm;

●	reviewing the quality of our accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	appointing the independent registered public accounting firm, which firm will report directly to the audit committee;

●	reviewing the independence of the independent registered public accounting firm; and

●	reviewing and approving all related party transactions on an ongoing basis.

The audit committee also pre-approves the services to be provided by our independent registered public accounting firm.  During the year ended December 31, 2024, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firms and the independent registered public accounting firms’ audit and non-audit fees and approved them.

The audit committee participated in and approved our appointment of Frazier Deeter as our independent registered public accounting firm for our year ended December 31, 2024.   The audit committee reviewed and discussed our audited financial statements for 2024 with management, as well as with our independent registered public accounting firm.  During 2024 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, including the chief financial officer and our independent registered public accounting firm. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The audit committee also discussed and reviewed with management and the independent registered public accounting firm the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements.  The committee discussed with management financial risk exposures relating to our company and the processes in place to monitor and control the resulting exposure, if any.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), as well as various accounting issues relating to presentation of certain items in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”).  The committee received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence, and the committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, and in reliance on the report of our independent registered public accounting firm, the audit committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2024, for filing with the SEC. The audit committee also recommended to the Board the appointment of Frazier Deeter as the independent registered public accounting firm for the year ending December 31, 2025.

Submitted by the Audit Committee:

Paul A. Rosenbaum, Chair

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in our Current Reports on Form 8-K filed with the SEC on November 7, 2024 (as amended on November 8, 2024) and December 23, 2024, on November 1, 2024, MSL, P.A. ("MSL") notified our Audit Committee and management that MSL had entered into a transaction with Forvis Mazars, LLP ("Forvis") whereby substantially all of the partners and employees of MSL became partners and employees of Forvis, and MSL would no longer be providing accounting and auditing services and would cease its services as our independent registered public accounting firm upon completion of the review of our Quarterly Report on Form 10-Q for the period ended September 30, 2024.  The Audit Committee immediately commenced a search for a new independent registered public accounting firm.

MSL’s audit report on our consolidated financial statements as of and for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that MSL’s report for the year ended December 31, 2023, included an explanatory paragraph regarding our ability to continue as a going concern.

During the year ended December 31, 2023, and through the subsequent interim period through November 1, 2024, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and MSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to MSL’s satisfaction, would have caused MSL to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” within the meaning if Item 304(a)(1)(v) of Regulation S-K.

On November 12, 2024, our audit committee approved the appointment of Frazier Deeter as our independent registered public accounting firm for year ending December 31, 2024, subject to completion of Frazier Deeter’s standard client acceptance procedures and execution of an engagement letter.   On December 16, 2024, Frazier Deeter completed its procedures and accepted its appointment as our independent registered public accounting firm.  On December 17, 2024, the audit committee executed an engagement letter with Frazier Deeter.

During the fiscal year ended December 31, 2023, and through the subsequent interim period through December 17, 2024 (1) neither we, nor anyone acting on our behalf, consulted with Frazier Deeter regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, and (2) Frazier Deeter did not provide us with any written report or oral advice that Frazier Deeter concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue.

AUDIT AND ACCOUNTING RELATED FEES FOR THE YEARS ENDED 2023 AND 2024

The firm, Frazier Deeter was engaged as our principal accountants in December 2024.  From September 2019 until November 15, 2024, MS acted as our principal accountants (“Prior Accountants”).  On November 1, 2024, we were notified that MSL entered into a transaction whereby substantially all of the partners and employees of MSL became partners and employees of Forvis Mazars, LLP, and MSL would no longer be providing accounting and auditing services and would cease its services as our accountants upon completion of the review of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.  The following is a summary of fees paid to our principal accountants and our Prior Accountants for services rendered.

Audit Fees.  For the year ended December 31, 2024, the aggregate fees billed by our principal accountants for professional services rendered for the audit of our annual financial statements were approximately $167,000.  In addition, for the years ended December 31, 2024, and 2023, the aggregate fees billed by our Prior Accountants for professional services rendered in connection with the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $58,000 and $171,000, respectively.

There were no fees billed by either our principal accountants or our Prior Accountants for audit related fees, tax fees or any other fees for the years ended December 31, 2024 and 2023.

Pre-Approval Policies and Procedures.  All the services discussed above were approved by our audit committee.  The audit committee pre-approves the services to be provided by our principal accountants, including the scope of the annual audit and non-audit services to be performed by the principal accountants and the principal accountants’ audit and non-audit fees.

PROPOSAL II:

RATIFICATION OF THE SELECTION OF FRAZIER & DEETER, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Frazier Deeter as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. The Board recommends ratification of the audit committee’s selection of Frazier Deeter.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Frazier Deeter for the year ending December 31, 2025.  A representative of Frazier Deeter is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

The selection of Frazier Deeter as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification; however, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and in order to provide a method by which shareholders may communicate their opinion to the audit committee.  The Sarbanes-Oxley Act of 2002 requires that the audit committee be directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. While the audit committee is not required to take any action as a result of the outcome of the vote on this proposal, if our shareholders do not ratify the appointment, the audit committee will reconsider whether to retain Frazier Deeter and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal. This proposal is generally considered a routine matter on which brokers may exercise discretionary voting authority. Accordingly, broker non-votes are not expected; however, to the extent any occur, they will have no effect on the outcome.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF FRAZIER & DEETER, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proxy statement includes extensive disclosure regarding the compensation of our named executive officers in the sections “Executive Officer Compensation” beginning on page 13 above. Section 14A of the Exchange Act, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires us to submit to a separate advisory vote of our shareholders at this Annual Meeting a proposal to approve the compensation of the named executive officers disclosed in this proxy statement (“Say-on-Pay”). Accordingly, shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of ParkerVision, Inc. approve, on an advisory basis, the compensation of ParkerVision, Inc.’s named executive officers as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including compensation tables and narrative discussion.

Our compensation program is designed and administered by the independent members of our Board, who carefully consider many different factors in order to provide appropriate compensation for our executives. As discussed above under “Executive Officer Compensation”, the compensation package for our named executive officers is designed to support our objectives of attracting and motivating employees who possess the required technical and entrepreneurial skills and talent required to achieve our corporate objectives and increase shareholder value.

The principal elements of our executive compensation program include: (a) base pay; (b) annual performance incentives; and (c) long-term incentives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles. We urge you to read the compensation tables and narrative discussion in this proxy statement for additional details on our executive compensation.

The Say on Pay vote is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The Say on Pay vote is advisory in nature, and is not binding on the Company or the Board. However, as a matter of policy, to the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement the Board will evaluate whether any actions are necessary to address the concerns of shareholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal. This proposal is a non-routine matter on which brokers do not have discretionary voting authority. Accordingly, if you do not provide voting instructions to your broker, your shares will be recorded as broker non-votes and will have no effect on the outcome.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL IV: ADVISORY VOTE ON THE FREQUENCY OF THE SHAREHOLDERS’ VOTE ON EXECUTIVE COMPENSATION

Shareholders will also vote on the following resolution:

RESOLVED, that the shareholders of ParkerVision, Inc. determine, on an advisory basis, that the frequency with which the shareholders of ParkerVision, Inc. should have an advisory vote on the compensation of ParkerVision, Inc.’s Named Executive Officers as described in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in ParkerVision, Inc.’s Annual Meeting proxy statement is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

At least once every six years, the Dodd-Frank Act requires that we seek a shareholder advisory vote on how frequently shareholders believe we should conduct a Say on Pay vote (as such vote is described above). When the Company last submitted this non-binding resolution for shareholder vote at the 2019 Annual Meeting, it recommended that shareholders vote to approve, on an advisory basis, to hold an advisory vote on the overall compensation of the Company’s Named Executive Officers every two years, which shareholders supported.

After careful consideration, we have again determined that a two-year cycle is consistent with our policies and practices for evaluating and determining compensation of our Named Executive Officers. In considering its recommendation for the Say on Frequency vote, our Board considered a number of factors regarding the nature of our compensation programs including the following:

●	our compensation program changes infrequently;
●	our compensation program is designed to induce performance over a multi-year period; and
●	equity incentive awards for our executives are not generally granted on an annual basis.

A vote every two years permits the shareholders to evaluate executive compensation on a longer-term basis. Moreover, an annual vote on compensation would not allow for changes in the compensation program to be in place long enough for the shareholders to evaluate whether the changes to the program were effective or not. For example, if the Say on Pay vote held at this Annual Meeting indicated a strong disapproval of our compensation program, the Board would need time to determine what aspect of the compensation program led the shareholders to vote to disapprove. Then, if changes were made in the latter half of 2025, those changes would be in place for only a few months before the next annual Say on Pay vote would be held in 2026, which would not allow time to see the results of such changes in compensation.

Although the Board currently believes that holding a Say on Pay vote every two years is the best frequency at this time, the directors will periodically reassess that view if changes in our compensation program or other circumstances suggest that a different frequency of voting would be more appropriate for us. The Board understands that shareholders may have different views as to what is an appropriate frequency for advisory votes on named executive officer compensation, and shareholder opinions are important to the directors. Although this Say on Frequency vote is not binding on the Board, the Board will carefully review the voting results before deciding how frequently to hold future Say-on-Pay votes.

Vote Required

The frequency option — one, two, or three years — receiving the greatest number of votes will be considered the shareholders’ selection. Abstentions and broker non-votes will have no effect on the outcome. This proposal is a non-routine matter on which brokers do not have discretionary voting authority. Accordingly, if you do not provide voting instructions to your broker, your shares will be recorded as broker non-votes and will have no effect on the outcome.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD FUTURE SAY-ON-PAY VOTES ON EXECUTIVE COMPENSATION EVERY TWO YEARS.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as of August 4, 2025 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each of our executive officers, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).  As of August 4, 2025, 120,116,916 shares of our common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class1
>5% HOLDERS (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)
GEM Partners, LP	12,636,499	2	9.99%
Thomas Staz Revocable Trust	6,133,471	3	5.11%

EXECUTIVE OFFICERS AND DIRECTORS
Jeffrey Parker 11	11,170,583	4	8.54%
Cynthia French 11	2,187,133	5	1.79%
Paul Rosenbaum 11	4,327,296	6	3.53%
Robert Sterne 11	2,528,265	7	2.06%
Lewis Titterton 11	3,917,525	8	3.24%
All directors and executive officers as a group (5 persons)	24,130,802	9	17.42%

[1]

Percentage is calculated based on all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, each person or group has sole voting and dispositive power over all such shares of common stock.

[2]

GEM Investment Advisors, LLC (“GEM Advisors”) is the general partner of GEM Partners LP (“GEM”) and Flat Rock Partners LP (“FlatRock”). Daniel Lewis is the controlling person of GEM Advisors. GEM Advisors and Mr. Lewis have shared voting and dispositive power. Beneficial ownership includes (i) 6,599 shares held by Mr. Lewis, (ii) 24,100 shares held by Flat Rock, (iii) 6,258,422 shares held by GEM, and (iv) 6,347,378 shares underlying convertible notes held by GEM but excludes 7,525,000 shares underlying convertible notes held by GEM that are not convertible within 60 days due to exercise limitations. The principal business address of GEM Advisors, FlatRock, and Mr. Lewis is 100 State Street, Suite 2B, Teaneck, NJ 07666.  Information derived from a Schedule 13G/A filed by GEM Advisors on May 12, 2025, as adjusted for shares of common stock issued to GEM in 2025 as payment of interest in kind on convertible notes.

[3]

Thomas Staz is the trustee of the Thomas Staz Revocable Trust ("Staz Trust"). The principal business address of the Staz Trust is 1221 Brickell Avenue, Suite 2660, Miami, Florida 33131. Beneficial ownership excludes 750,000 shares underlying convertible notes and 1,000,000 shares underlying warrants held by the Staz Trust, due to exercise limitations.  Information derived from information statement provided by beneficial holder on December 30, 2024, as adjusted for shares of common stock issued in 2025 as payment of interest in kind on convertible note.

[4]

Includes 10,660,000 shares of common stock issuable upon options exercisable within 60 days, 393,324 shares held by Mr. Parker directly, and 117,259 shares held by Jeffrey Parker and Deborah Parker Joint Tenants in Common, over which Mr. Parker has shared voting and dispositive power.

[5]	Includes 2,020,550 shares of common stock issuable upon options exercisable within 60 days.

[6]

Includes 2,330,000 shares of common stock issuable upon options exercisable within 60 days.  Excludes 137,500 shares of common stock issuable upon restricted stock units that may become exercisable in the future.

[7]	Includes 2,480,000 shares of common stock issuable upon options exercisable within 60 days. Excludes 150,000 shares of common stock issuable upon options that may become exercisable in the future.

[8]

Includes 901,260 shares of common stock issuable upon options and warrants exercisable within 60 days and excludes 75,000 shares of common stock issuable upon options and 137,500 shares issuable upon restricted stock units that may become exercisable in the future.

[9]	Includes 18,391,810 shares of common stock issuable upon options and warrants exercisable within 60 days. Excludes 225,000 shares of common stock issuable upon options and 275,000 shares of common stock issuable upon restricted stock units that may become exercisable in the future.

[10]	The person’s address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2024, our executive officers, directors and ten percent shareholders filed all reports required by Section 16(a) of the Exchange Act on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we have sold convertible notes to accredited investors, including certain of our directors.  Mr. Lewis Titterton, prior to becoming a director in June 2023, purchased an aggregate of $425,000 in convertible notes from us, with conversion prices ranging from $0.10 to $0.40 per share and maturity dates ranging from September 2023 to May 2027.  In September 2023, we repaid Mr. Titterton $100,000 upon maturity of a note issued in 2018.  On May 10, 2024, we amended two convertible notes issued in 2019 with an aggregate principal balance of $75,000 to extend the maturity dates to March 2026, reduce the stated interest rate from 8% to 5%, and replace the quarterly interest payments with a single payment of unpaid, accrued interest at the earlier of conversion or maturity of the notes.  We also amended a $50,000 note issued in 2020 and a $200,000 note issued in 2022 to Mr. Titterton to likewise replace the quarterly interest payments with a single, lump sum payment upon conversion or maturity.  In September 2024, Mr. Titterton converted an aggregate of $125,000 in notes issued in 2019 and 2020 into shares of our common stock.  At December 31, 2024, Mr. Titterton had $200,000 in an outstanding convertible note with a conversion price of $0.13 and a maturity date of May 2027.  Mr. Titterton converted this note into shares of our common stock in May 2025.

In September 2023, we paid Paul Rosenbaum $100,000 upon maturity of a convertible promissory note with a conversion price of $0.40 per share that he purchased from us in 2018, and we sold Mr. Rosenbaum a new $100,000 note, convertible into shares of our common stock at an above-market fixed conversion price of $0.25 and maturity date in March 2026.  In May 2022, we sold an additional $100,000 in promissory notes, convertible into shares of our common stock at a fixed conversion price of $0.13 to Mr. Rosenbaum.  On May 10, 2024, we amended the convertible notes held by Mr. Paul Rosenbaum to defer the payment of interest until the earlier of maturity or conversion.  In October 2024, Mr. Rosenbaum converted all of his outstanding notes into shares of our common stock.

In August 2022, we sold an aggregate of $25,000 in promissory notes, convertible into shares of our common stock at a fixed conversion price of $0.13 to Mr. Litvack.  On May 10, 2024, we amended the note to defer the payment of interest until the earlier of maturity or conversion.  At December 31, 2024, Mr. Litvack had $25,000 in outstanding convertible notes that mature in August 2027.  In addition, in January 2023, Mr. Litvack purchased 62,500 shares of our common stock at $0.16 per share in a private placement transaction with other, nonaffiliated accredited investors.

We paid approximately $39,000 and $52,000 in 2024 and 2023, respectively, for patent-related legal services to Sterne, Kessler, Goldstein & Fox, PLLC(“SKGF”), of which Mr. Sterne is a partner.  In addition, we paid approximately $150,000 and $163,000 in 2024 and 2023, respectively, for principal and interest on a 2016 note payable to SKGF, as amended from time to time. The SKGF Note has an outstanding balance, including accrued interest, of approximately $0.3 million at December 31, 2024.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. In certain instances, the full Board, or the disinterested directors for any specific transaction, may review and approve a transaction. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. We require each of our directors and executive officers to complete a questionnaire that elicits information about related party transactions.  These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer or employee.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our Board, and we are bearing the cost of this solicitation.  In addition to the use of the mail and internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal costs.  Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy materials to beneficial owners of our common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL MEETING

Pursuant to the rules of the SEC, if a shareholder wishes to submit a proposal for possible inclusion in our 2026 proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive it on or before June 2, 2026.  All proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with the SEC rules regarding eligibility for inclusion in our proxy statement.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings.  Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.  Under our by-laws, in order to properly bring business before a shareholder meeting or nominate a person for election as a director, a shareholder must provide us with written notice, at least 120 days prior to the first anniversary of the mailing of this proxy statement, of any such business the shareholder proposes for consideration, even if the shareholder does not intend to include such proposal in our proxy materials, or any such person the shareholder intends to nominate for election as a director. For the 2026 annual meeting of shareholders, this notice must be received by us no later than April 20, 2026.  A notice of a shareholder proposal or nomination must include the information set forth in our bylaws.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide us with notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 1, 2026, which is 60 calendar days before the anniversary of our 2025 annual meeting date.

Shareholder proposals and nominations should be addressed to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the Board intend to present at the Annual Meeting.  Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our Board provides a process for shareholders and interested parties to send communications to the Board.  Shareholders and interested parties may communicate with our Board, any committee chairperson, or the non-management directors as a group, by writing to the Board or committee chairperson in care of Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson, or all non-management directors.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including our audited financial statements, management’s discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk.  You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents).  Please direct any oral or written requests for such documents to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.